September 11, 2023

FingerMotion, Inc.

1460 Broadway

New York, NY 10036

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We are acting as special Delaware counsel to FingerMotion, Inc., a Delaware corporation (the “Company”), in connection with the Form S-3 Registration Statement of the Company to be filed with the Securities and Exchange Commission on or about September 11, 2023 (the “Registration Statement”) which contains two prospectuses: (i) a base prospectus that covers the offering, issuance and sale by the Company of up to $300,000,000 in the aggregate of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”), warrants for shares of Common Stock (the “Warrants”) pursuant to one or more warrant certificates, warrant agreements or similar instruments (the “Warrant Agreements”) to be entered into by the Company and the warrant agent to be named therein (the “Warrant Agent”), subscription receipts entitling the recipient thereof to shares of Common Stock or Warrants (the “Subscription Receipts”) pursuant to one or more subscription receipt agreements or similar instruments (the “Subscription Receipt Agreements”) to be entered into between the Company and the Subscription Receipt Agent (the “Subscription Receipt Agent”), and units for any combination thereof (the “Units” and together with the Warrants and the Subscription Receipts, the “Equity Securities) pursuant to one or more unit agreements or similar instruments (the “Unit Agreements,” and together with the Warrant Agreements and Subscription Receipt Agreements, the “Equity Agreements”) to be entered into by the Company and the agent to be named therein (the “Units Agent” and together with the Warrant Agent and the Subscription Receipt Agent, the “Equity Agreement Counterparties”), from time to time in one or more offerings; and (ii) an at-the-market offering agreement prospectus that covers the offering, issuance and sale by the Company of up to a maximum offering of $25,000,000 of Common Stock that may be issued and sold under an at-the-market offering agreement with Univest Securities, LLC, as sales agent. The $25,000,000 of Common Stock that may be offered, issued and sold under the at-the-market offering agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. In connection with this, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

The Common Stock and Equity Securities being registered under the Registration Statement will have an aggregate offering price not to exceed $300,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

FingerMotion, Inc.

September 11, 2023

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

(i)          the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on January 23, 2014, as amended by the Certificate of Designation of the Company, as filed with the Secretary of State on May 16, 2017, the Certificate of Amendment of the Company, as filed with the Secretary of State on June 21, 2017, and the Certificate of Revival of the Company, as filed with the Secretary of State on August 26, 2020 (collectively, the “Certificate of Incorporation”);

(ii)         the Amended and Restated Bylaws of the Company in effect since August 20, 2021 (the “Bylaws”);

(iii)        the Registration Statement; and

(iv)         a certificate of an officer of the Company (including the resolutions of the Board of Directors of the Company (the “Board”) attached thereto and certified therein), dated the date hereof, as to certain matters; and

(v)          a certificate of the Secretary of State, dated on or about the date hereof, as to the good standing of the Company.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (i) through (v) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (i) through (v) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

FingerMotion, Inc.

September 11, 2023

For purposes of this opinion, we have assumed (i) the legal capacity of each natural person who is a signatory to the documents examined by us or to any of the Equity Agreements, (ii) that each of the parties to any of the documents examined by us or to any Equity Agreement has the power and authority to execute and deliver, and to perform its obligations under, such documents or Equity Agreement, (iii) that, prior to the issuance of any shares of Common Stock in connection with any public offering pursuant to the Registration Statement or upon exercise of or pursuant to any Equity Security, the Board of Directors of the Company or a duly authorized committee thereof will adopt resolutions authorizing (a) the issuance of such shares of Common Stock, (b) setting forth the consideration to be received for such shares of Common Stock, which total amount shall not be less than the aggregated par value thereof, and (c) with respect to any shares of Common Stock issuable upon exercise of or pursuant to any Equity Security, the maximum number of shares issuable upon the exercise of such Equity Security, a time period during which such Equity Security may be exercised, and a period during which the shares issuable upon exercise thereof, may be issued, and the minimum consideration for which such Equity Security may be issued and the minimum consideration for the shares issuable upon exercise thereof, which total amount shall not be less than the aggregated par value thereof, (iv) that the shares of Common Stock will be offered, issued, sold, delivered to, and paid for by the purchaser(s) in accordance with the terms of such resolutions and any agreement or agreements between the Company and such purchaser(s) with respect thereto and, if applicable, the terms of Equity Agreements governing the applicable Equity Security, (v) that the Company will receive a total amount in consideration for the shares of Common Stock sold or issued pursuant to the exercise of such Equity Security in an amount not less than the aggregated par value thereof, (vi) that if issued in certificated form, certificates representing the shares of Common Stock so issued will be duly executed and delivered and, to the extent required by any applicable agreement or Equity Agreement, duly authenticated and countersigned, and if issued in book-entry form, the shares of Common Stock will be duly registered to the extent required by any applicable agreement or Equity Agreement, (vii) that at the time any shares of Common Stock are issued, the aggregate number of shares of Common Stock then issued, subscribed for or otherwise committed for issuance, will not exceed the number of shares of Common Stock the Company is authorized to issue under the Certificate of Incorporation, (viii) that prior to or as of the time of each issuance of shares of Common Stock issuable pursuant to an Equity Security, the Company shall have entered into an Equity Agreement or Equity Agreements with respect to the issuance of such shares and shall have otherwise complied with all of the requirements and other terms and conditions of the issuance of such shares set forth in such Equity Agreement or Equity Agreements, (xiv) that no Equity Agreement will contain any term, condition or provision that is contrary to any of our opinions as expressed herein, (xvi) that the issuances of the Common Stock have been or will be duly recorded in the stock ledger of the Company at the time of such issuance, (xvii) that as of the time of each issuance of shares of Common Stock, the resolutions and any agreement or agreements between the Company and such purchaser(s) with respect thereto and, if applicable, the Equity Agreement or Equity Agreements with respect thereto will be in full force and effect, and there shall not have occurred any transaction or series of transactions deemed to be a liquidation, dissolution or winding up of the Company, and (xviii) that (a) each of the Equity Agreements to be entered into in connection with the issuance of any Equity Securities will be duly authorized, executed and delivered by the Company and the applicable Equity Agreement Counterparty, (b) the specific terms of each Equity Security will have been duly authorized and established in accordance with the terms of the applicable Equity Agreement prior to the issuance of each Equity Security, and (c) to the extent applicable, each Equity Security will have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Equity Agreement and any other agreement that the Company is a party to that is applicable to the issuance of such Equity Security, in each case, prior to the issuance of such Equity Security. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

FingerMotion, Inc.

September 11, 2023

This opinion is limited to the laws of the State of Delaware and we have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws and rules and regulations relating thereto.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.              The Common Stock to be issued in connection with any public offering pursuant to the Registration Statement or upon exercise of or pursuant to any Equity Security, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

2.              Each Equity Security to be issued pursuant to the Registration Statement or upon exercise or conversion of or pursuant to any other Equity Security will (i) be duly authorized on behalf of the Company under the General Corporation Law, the Certificate of Incorporation and the Bylaws and (ii) constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

Our opinion as set forth in clause (ii) of opinion paragraph 2 above is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, (ii) principles of equity, including principles of commercial reasonableness, good faith and fair dealing and the applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the discretion of the court before which any proceeding in respect of any of the Equity Securities or the transactions contemplated thereby may be brought.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

RBG/AGB